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                                                                 Exhibit No. 5.1

                       ECHOSTAR COMMUNICATIONS CORPORATION
                            5701 SOUTH SANTA FE DRIVE
                            LITTLETON, COLORADO 80120
                                 (303) 723-1000
                              (303) 723-1699 (Fax)


                                  June 23, 2003

EchoStar Communications Corporation
5071 South Santa Fe Drive
Littleton, Colorado 80120

     Re:  Registration Statement on Form S-8 (the "Registration Statement")

Gentlemen:

         I am Senior Vice President, Corporate Secretary and General Counsel of EchoStar Communications Corporation (the "Registrant"), and have acted as such in connection with the authorization to issue up to 80,000,000 shares of the Registrant's Class A Common Stock, par value of $0.01 per share (the "Common Shares"), issued or to be issued under the Registrant's 1999 Stock Incentive Plan (the "Plan"). I have reviewed originals, or copies certified or otherwise identified to my satisfaction as copies of originals, of the various proceedings taken by the Registrant to effect such authorizations, and have examined such other agreements, instruments, documents and corporate records of the Registrant as I have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

         Based upon the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that the Common Shares of the Registrant issuable pursuant to the Plan have been duly authorized for issuance and will be legally issued, fully paid and non-assessable when issued as provided in the Plan.

         I am admitted to practice only in the State of Colorado and do not purport to be an expert on the laws of any other jurisdiction other than the laws of the State of Colorado and Federal law.

         I consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Plan.

                                        Very truly yours,

                                        ECHOSTAR COMMUNICATIONS CORPORATION




                                        /s/ David K. Moskowitz
                                        --------------------------
                                        David K. Moskowitz
                                        Senior Vice President, Corporate
                                        Secretary and General Counsel